UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 27, 2003


                           CONSTELLATION BRANDS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                     001-08495                 16-0716709
-----------------------------         -----------            ------------------
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)

 300 WillowBrook Office Park, Fairport, New York                   14450
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   (Address of Principal Executive Offices)                      (Zip Code)

                                 (585) 218-3600
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               Registrant's telephone number, including area code

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)
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                                      -2-

Item 2.  Acquisition or Disposition of Assets

         On January 17, 2003, Constellation Brands, Inc. ("Constellation") and BRL Hardy Limited, an Australian corporation ("BRL Hardy"), entered into an agreement to effect an acquisition of all of the outstanding shares of BRL Hardy by Constellation Australia Pty Limited, an Australian corporation that is a wholly-owned, indirect subsidiary of Constellation ("Constellation Australia"). On March 27, 2003, Constellation acquired control of BRL Hardy's Board of Directors pursuant to the terms of the agreement. On April 9, 2003, the acquisition was implemented by all of the outstanding shares of BRL Hardy being transferred to Constellation Australia and the BRL Hardy options held by employees of BRL Hardy and its affiliates being cancelled.

         In consideration for the transfer of the BRL Hardy shares, Constellation Australia is obligated to pay the holders of such shares aggregate cash consideration of A$1.74 billion (equivalent to approximately US$1.04 billion) and Constellation issued to certain electing holders of BRL Hardy shares (or to a depositary issuing depositary interests to such holders) 3,288,913 shares of class A common stock, par value $0.01 per share, of Constellation (attributed a value of US$76.4 million for purposes of the transaction). In addition, Constellation Australia loaned A$32.1 million (equivalent to approximately US$19.3 million) to BRL Hardy to enable BRL Hardy to effect the cancellation of all of the outstanding stock options of BRL Hardy. Constellation Australia also loaned approximately A$570 million (equivalent to approximately US$341 million) to BRL Hardy to permit BRL Hardy to satisfy its outstanding bank debt. The consideration for the BRL Hardy shares and options was determined on an arms-length basis following negotiations between the Board of Directors of each of BRL Hardy and Constellation and their respective advisors.

         The cash used to pay the cash portion of the consideration and to make loans to BRL Hardy is being funded with proceeds from loans under (i) an Amended and Restated Credit Agreement, dated as of March 19, 2003 (the "Credit Agreement"), among Constellation and certain of its subsidiaries, the lenders named therein, JPMorgan Chase Bank, as Administrative Agent, and JPMorgan Europe Limited, as London Agent, and (ii) an Amended and Restated Bridge Loan Agreement, dated as of January 16 2003 and amended and restated on March 26, 2003 (the "Bridge Loan Agreement"), among Constellation and certain of its subsidiaries, the lenders named therein, and JPMorgan Chase Bank, as Administrative Agent. The Credit Agreement provides for revolving credit loans and term loans in an original aggregate principal amount of up to US$1.6 billion (which amount, under certain circumstances, may be increased to up to US$1.9 billion), and the Bridge Loan Agreement provides for bridge loans in an original aggregate principal amount of up to $450 million. Constellation utilized US$1.0 billion of term loans under the Credit Agreement and approximately US$400 million under the Bridge Loan Agreement to consummate the transactions.

         BRL Hardy is a leading Australian producer and exporter of wine, with products sourced from Australia, New Zealand and France. BRL Hardy's wines are distributed worldwide through a network of sales and marketing operations, with the majority of sales generated in Australia, the United Kingdom and the United States. Major export brands include: Hardys Stamp of Australia, Hardys Nottage Hill, Hardys VR and Banrock Station. Other domestic and international brands include: Houghton, Nobilo, Leasingham, Moondah Brook, Yarra Burn,

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Stonehaven, Stanley and Renmano. Constellation intends to continue to operate the business of BRL Hardy.

          Prior to the transactions described above, there was no material relationship between the officers, directors or shareholders of BRL Hardy and Constellation or any of its affiliates, any director or officer of Constellation or any associate of any such director or officer, except that BRL Hardy and Constellation were equal owners of Pacific Wine Partners, LLC, a joint venture established to produce, market and sell a global portfolio of premium wines in the US, including a range of Australian imports provided by BRL Hardy.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

          (a) Financial Statements of Business Acquired. At the time of the filing of this Report, it is impracticable to provide the financial statements required by Regulation S-X. The required financial statements will be filed by Constellation on Form 8-K/A as soon as practicable, but not later than June 9, 2003.

          (b) Pro Forma Financial Information. At the time of the filing of this Report, it is impracticable to provide the pro forma financial information required by Regulation S-X. The required pro forma financial information will be filed by Constellation on Form 8-K/A, as soon as practicable, but not later than June 9, 2003.

          (c) Exhibits. See Index to Exhibits.

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                                      -4-

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Dated:  April 9, 2003                 CONSTELLATION BRANDS, INC.


                                      By:  /s/ Thomas S. Summer
                                           --------------------------------
                                      Name:  Thomas S. Summer
                                      Title: Executive Vice President and Chief
                                             Financial Officer
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                                INDEX TO EXHIBITS


    Exhibit Number                           Exhibit Name                                      Location
          2.1            Implementation Deed dated 17 January 2003 between      Incorporated by reference to Exhibit 99.1
                         Constellation and BRL Hardy                            to Constellation's Form 8-K filed with the
                                                                                Securities and Exchange Commission on
                                                                                January 21, 2003 (the "1/21/03 8-K")

          2.2            Transaction Compensation Agreement dated 17 January    Incorporated by reference to Exhibit
                         2003 between Constellation and BRL Hardy               99.2 to the 1/21/03 8-K

          2.3            No Solicitation Agreement dated 13 January 2003        Incorporated by reference to Exhibit
                         between Constellation and BRL Hardy                    99.3 to the 1/21/03 8-K

          2.4            Backstop Fee Agreement dated 13 January 2003 between   Incorporated by reference to Exhibit
                         Constellation and BRL Hardy                            99.4 to the 1/21/03 8-K

          2.5            Letter Agreement dated 6 February 2003 between         Filed herewith
                         Constellation and BRL Hardy

          4.1            Amended and Restated Credit Agreement, dated as of     Filed herewith
                         March 19, 2003, among Constellation and certain of
                         its subsidiaries, the lenders named therein,
                         JPMorgan Chase Bank, as Administrative Agent, and
                         JPMorgan Europe Limited, as London Agent

          4.2            Amended and Restated Bridge Loan Agreement, dated as   Filed herewith
                         of January 16, 2003 and amended and restated as of
                         March 26, 2003, among Constellation and certain
                         of its subsidiaries, the lenders named therein, and
                         JPMorgan Chase Bank, as Administrative Agent
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